Exhibit 31.1

Certification of Caren Mason, President and Chief Executive Officer, pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934, As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Caren Mason, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10K/A to the Annual Report on Form 10-K of STAAR Surgical Company, as filed with the Securities and Exchange Commission on March 13, 2015; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report.

Dated: April 30, 2015	/s/ Caren Mason
Caren Mason
President, Chief Executive Officer
and Director
(principal executive officer)